Exhibit 10.1

GEORGIA GULF CORPORATION

Termination of Split Dollar Agreement and Implementation of Bonus Policy

Whereas, Georgia Gulf Corporation (the “Company”) presently maintains the Split Dollar Life Insurance Plan, which plan was first authorized as of December 31, 1997, and was intended to provide death benefits and certain other benefits to designated key executives of the Company and its affiliates (the “Split Dollar Plan”); and

Whereas, the Company entered into a Split Dollar Life Insurance Agreement with                        (the “Executive”) dated                          (the “Split Dollar Agreement”) to allow the Executive to participate in the Split Dollar Plan; and

Whereas, the Company and the Executive, pursuant to the Split Dollar Agreement, jointly own a life insurance policy issued by Northwestern Mutual Life Insurance Company (the “Insurer”), policy number                         , insuring the life of the Executive (the “Old Policy”); and

Whereas, the Company has paid a total of $               of premiums with respect to the Old Policy and the Old Policy currently has a cash surrender value of $                ; and

Whereas, if the Company and the Executive were to terminate the Split Dollar Agreement at this time pursuant to its terms, the Executive would be required to relinquish any and all interest in the Old Policy and the Company would thereafter own all rights, title and interest in the Old Policy; and

Whereas, the Company desires to implement a new discretionary compensation policy whereby (a) the Executive will acquire a new life insurance policy issued by the Insurer, policy number                         , insuring the life of the Executive (the “New Policy”), (b) the Company will transfer $                             of the cash surrender value from the Old Policy to the New Policy on behalf of the Executive (the “Cash Value Transfer”), and (c) the Company may thereafter, in the Company’s sole and absolute discretion, pay premiums on the New Policy from time to time, on behalf of the Executive; and

Whereas, the Company and the Executive desire to terminate the Split Dollar Agreement after the Cash Value Transfer and for the Executive to relinquish any and all interest in the Old Policy so that the Company will thereafter own all rights, title and interest in the Old Policy;

Now, Therefore, as of the effective date, the Company and the Executive agree as follows:

1.                The Company agrees, by signing below, (a) to transfer $                       of cash surrender value from the Old Policy to the New Policy on behalf of the Executive, (b) to terminate the Split Dollar Agreement, (c) to permit the Executive to exercise all incidents of ownership with respect to the New Policy, including to maintain or dispose of the New Policy, in the Executive’s sole and absolute discretion and without the requirement of notice to or consent by the Company, and (d) to take such other reasonable actions, in the discretion of the Company, as may be necessary to effect the termination of the Split Dollar Agreement and implementation of the agreements herein, all without unreasonable delay; and

2.                The Executive agrees, by signing below, (a) to terminate the Split Dollar Agreement, (b) to consent that the Company, after transferring the $                 from the Old Policy to the New Policy, may exercise all incidents of ownership with respect to the Old Policy, including the ability to maintain or dispose of the Old Policy, in the Company’s sole and absolute discretion and without the requirement of notice to or consent by the Executive, and (c) to take such other reasonable actions, in the discretion of the Company, as may be necessary to effect the termination of the Split Dollar Agreement and implementation of the agreements herein, all without unreasonable delay; and

3.                The Executive acknowledges that the Company is not (a) under any obligation to pay any of the premiums on the either the New Policy or the Old Policy, (b) responsible under any circumstances to maintain either the Old Policy or the New Policy, or (c) responsible for any payment of benefits which may be provided under the terms of either the Old Policy or the New Policy.

IN WITNESS WHEREOF, the parties have signed this instrument in one or more counterparts this the        day of September, 2004.

GEORGIA GULF CORPORATION
By:
Printed Name:
Title:
EXECUTIVE